Exh. 99.1

Allscripts Announces Preliminary Fourth Quarter and Fiscal Year 2021 Results and New Share Repurchase Program

CHICAGO – January 24, 2022 – Allscripts Healthcare Solutions, Inc. (Nasdaq: MDRX) (Allscripts) today announced preliminary financial results for the three and twelve months ended December 31, 2021.

Revenue for the fourth quarter of 2021 is expected to be between $390 million and $395 million.

For the full year 2021, the company expects GAAP operating income to be between $70 million and $75 million and expects Adjusted EBITDA(1) to be between $295 million and $300 million, an increase from the prior outlook range of between $275 million and $285 million.

The Company also expects full year 2021 cash flow from continuing operations to be between $245 million and $250 million and expects free cash flow(2) to be between $165 million and $170 million, an increase from the prior outlook range of between $145 million and $155 million.

The company also announced that its Board of Directors has approved a new share repurchase program under which Allscripts may purchase up to $250 million of its common stock. The new share repurchase program does not have a termination date and replaces the previous authorization to repurchase up to $350 million of common stock. In the fourth quarter of 2021, Allscripts repurchased $108 million of its common stock, and this fully utilized all remaining authorization under the prior program.

The preliminary financial information presented in this press release is based on current expectations and may be adjusted as a result of, among other things, completion of customary quarterly review and audit procedures and other developments that may occur before the completion of those procedures.

The company will report its financial results for the three and twelve months ended December 31, 2021 after the close of stock market hours on Thursday, February 24, 2022. Allscripts management plans to host a conference call and webcast to discuss the company's earnings at 4:30 p.m. Eastern Time that same day.

Footnotes

(1)	Allscripts estimates the preliminary Adjusted EBITDA range and reconciling items to be as follows:

	Twelve Months Ended December 31,
	2021	2021
Expected Income (loss) from operations, as reported	$70	$75
Plus Expected:
Depreciation and amortization	169	169
Asset impairment charges	12	12
Stock-based compensation expense	44	44
Expected Adjusted EBITDA	$295	$300

Adjusted EBITDA margin (a)	19.7%	19.9%

(a) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue.

Please see the “Explanation of Non-GAAP Financial Measures” at the end of this press release for detailed information on calculating non-GAAP financial measures.

(2)	Allscripts estimates the preliminary free cash flow range and reconciling items to be as follows:

	Twelve Months Ended December 31,
	2021	2021
Expected Net cash provided by (used in) operating activities - continuing operations	$245	$250
Expected Cash flows from investing activities:
Capital expenditures	(6)	(6)
Capitalized software	(74)	(74)
Expected Free cash flow	$165	$170

Please see the “Explanation of Non-GAAP Financial Measures” at the end of this press release for detailed information on calculating non-GAAP financial measures.

Fourth-Quarter and Full Year 2021 Financial Results Call Details

The Allscripts earnings announcement will be distributed immediately after the close of regular stock market hours on Thursday, February 24, 2022. The announcement will also be available at Allscripts investor relations website.

To listen to the conference call, participants may log onto the Allscripts Investor Relations website. Participants also may access the conference call by dialing 877-269-7756 or 201-689-7817 and requesting Conference ID # 13726412.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of four weeks, on the Allscripts investor relations website or by calling (877) 660-6853 or (201) 612-7415 - Conference ID # 13726412.

About Allscripts

Allscripts (Nasdaq: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

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© 2022 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

For more information contact:

Investors:

Jenny Gelinas

312-506-1237

Jenny.Gelinas@allscripts.com

Media:

Tom Lynch

312-386-6765

tom.lynch@allscripts.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our preliminary fourth quarter of 2021 and fiscal year 2021 financial results. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” “look forward,” “pipeline” “preliminary” and similar terms. Actual results could differ significantly from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance or events.

Certain factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to: our ability to achieve the margin targets associated with our margin improvement initiatives within the contemplated time periods, if at all; the magnitude, severity and duration of the COVID-19 pandemic, including the impacts of the pandemic, along with the impacts of our responses and the responses by governments and other businesses to the pandemic, on our business, our employees, our clients and our suppliers; security breaches resulting in unauthorized access to our or our clients’ computer systems or data, including denial-of-services, ransomware or other Internet-based attacks; the failure by Practice Fusion to comply with the terms of the settlement agreements with the U.S. Department of Justice (the “DOJ”), the associated costs and the extent of third party indemnification or insurance coverage and the possibility that additional investigations and proceedings may be brought relating to Practice Fusion’s business practices; the expected financial results and integration of, and liabilities associated with, businesses acquired by us (including the civil investigation by the U.S. Attorney’s Office involving our Enterprise Information Solutions business) and risks associated with our other investments and dispositions; our failure to compete successfully in a highly competitive industry subject to rapid technological change; consolidation in our industry; our ability to maintain and expand our business with existing clients or effectively transition clients to newer products; current and future laws, regulations and industry initiatives; increased government involvement in our industry; changes in interoperability or other regulatory standards; the possibility that our products or services could fail to perform due to errors or similar problems; the effects of the realignment of our sales, services and support organizations; market acceptance of our products and services; the unpredictability of the sales and implementation cycles for our products and services; our ability to manage future growth; our ability to introduce new products and services; our ability to establish and maintain strategic relationships; our ability to protect our intellectual property rights; the outcome of legal proceedings involving us; our ability to hire, retain and motivate key personnel; performance by our content and service providers; liability for use of content; price reductions as a result of changes to the healthcare regulatory landscape; our ability to license and integrate third-party technologies; business disruptions as a result in IT system failures or other disruptions; risks related to global operations; variability of our quarterly operating results; risks related to our outstanding indebtedness; changes in tax rates or laws; our ability to maintain proper and effective internal controls; asset and long-term investment impairment charges. Additional information about these and other risks, uncertainties, and factors affecting our business is contained in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Qs. In addition, there is no guarantee as to the exact number of shares or value that will be repurchased under the share repurchase program, and Allscripts may discontinue purchases at any time. Whether Allscripts makes any repurchases will depend on many factors, including but not limited to its business and financial performance, the business and market conditions at the time, including the price of Allscripts shares, and other factors that management considers relevant. We do not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in our business, financial condition or operating results over time.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents Adjusted EBITDA and free cash flow, which are considered non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. The definitions of non-GAAP financial measures are presented below:

•

Adjusted EBITDA is a non-GAAP measure and consists of GAAP operating income/(loss), as reported, and adjusts for: depreciation and amortization; asset impairment charges; and stock-based compensation expense.

•	Free cash flow consists of GAAP cash flows from continuing operations in the applicable period, net of capital expenditures and capitalized software costs.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. Allscripts excludes stock-based compensation expense from Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

Management also believes that Adjusted EBITDA and free cash flow provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Restructuring and other costs recorded in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein.

Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use Adjusted EBITDA to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that Adjusted EBITDA is a performance measure only, and it does not provide any measure of cash flow or liquidity. Allscripts considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after capital expenditures and capitalized software costs. Free cash flow provides management and investors a valuable measure to determine the quantity of capital generated that can be deployed to create additional shareholder value by a variety of means. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the definitions and preliminary reconciliations of non-GAAP financial measures with GAAP financial measures contained herein.